Exhibit 10.1

EXECUTION VERSION

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the 31st day of March, 2008, between RICK’S CABARET INTERNATIONAL, INC., a Texas corporation (“Rick’s”), and VINCENT PIAZZA (“Holder”).

WHEREAS, the Holder has agreed to sell to Rick’s 700 shares of common stock of The End Zone, Inc., a Pennsylvania corporation (the “Company”) which represents 100% of the issued and outstanding shares of common stock of the Company pursuant to the Second Amendment to Purchase Agreement between Holder, TEZ Real Estate, LP, a Pennsylvania limited partnership, TEZ Management, LLC, a Pennsylvania limited liability company, the Company, the Piazza Family Limited Partnership, RCI Entertainment (Philadelphia), Inc., a Pennsylvania corporation, Rick’s and RCI Holdings, Inc., a Texas corporation dated January 29, 2008, as amended by the Third Amendment to Purchase Agreement (the “Amended and Restated Purchase Agreement”); and

WHEREAS, under the terms of the Amended and Restated Purchase Agreement, the Holder shall be entitled to receive 195,000 shares of common stock of Rick’s (“Rick’s Common Stock”) upon the Closing of the Amended and Restated Purchase Agreement (“Closing Date”), which is conditioned upon, among other things, the execution and delivery of this Agreement; and

WHEREAS, the Holder has agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, or hypothecation of the Rick’s Common Stock, all on the terms set forth below; and

WHEREAS, any capitalized terms not defined herein shall have the meaning set forth in the Amended and Restated Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Holder agrees he may not sell, pledge, hypothecate, transfer, assign or in any other manner dispose of the Rick’s Common Stock for one year from the date hereof.

2.	(a)
Thereafter, on or after one (1) year from the date hereof, the Holder shall have the right, but not the obligation, to have Rick’s purchase from the Holder 5,000 of the Rick’s Common Stock per month (the “Monthly Shares”) calculated at a price per share equal to $23.00 per share (“Value of the Rick’s Common Stock”) until the Holder has received an aggregate of $4,485,000 from (i) the sale of the Rick’s Common Stock, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise and (ii) the payment of any Deficiency (as hereinafter defined) by Rick’s.  Holder shall notify Rick’s during any given month of its election to “Put” the Monthly Shares to Rick’s during that particular month and Rick’s shall have three (3) business days to elect to buy the Monthly Shares or instruct the Holder to sell the Monthly Shares in the open market.  At Rick’s election, during any given month, it may either buy the Monthly Shares or, if Rick’s elects not to buy the Monthly Shares from Holder, then Holder shall sell the Monthly Shares in the open market and any deficiency between the amount which Holder receives from the sale of the Monthly Shares and the Value of the Rick’s Common Stock (the “Deficiency”) shall be paid by Rick’s within three (3) business days after receipt of written notice from the Holder of the sale of the Monthly Shares which shall provide the written sales confirmation and the amount of the Deficiency.  Rick’s obligation under this Section 2(a) to purchase the Monthly Shares from Holder shall terminate and cease at such time as Holder has received an aggregate amount of $4,485,000 from (i) the sale of the Rick’s Common Stock, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise, and (ii) the payments to Holder of any Deficiency by Rick’s.  Holder agrees to provide monthly statements to Rick’s as to the total number of Rick’s Common Stock which Holder sold and the amount of proceeds derived therefrom. Except as set forth below in Section 2(b), nothing contained in this Section 2(a) shall limit or preclude Holder from selling the Rick’s Common Stock  in the open market or require Holder to “Put” the Rick’s Common Stock  to Rick’s during any given month.

(b)
In the event the Holder elects not to “Put” the Rick’s Common Stock to Rick’s, the Holder shall not sell more than 25,000 shares of Rick’s Common Stock per 30-day period and will not sell more than 75,000 shares of Rick’s Common Stock per 90-day period regardless of whether the Holder “Puts” the Rick’s Common Stock to Rick’s or sells them in the open market, in a private transaction or otherwise.  In the event that the Holder elects to sell the Rick’s Common Stock pursuant to this Section 2(b), then any amount sold at prices less than the Value of the Rick’s Common Stock shall be deemed to be sold at $23.00 for purposes of this Section 2(b).

3.
The Holder acknowledges and agrees that Rick’s may advise its Transfer Agent of this Agreement and issue a stop transfer order to the Transfer Agent to ensure that any sale of the Rick’s Common Stock by the Holder is in accordance with the terms and conditions hereof.

4.	The Holder agrees that it will not engage in any short selling of the Rick’s Common Stock during the term of this Agreement.

5.
Except as otherwise provided in this Agreement or any other agreements between the parties, the Holder shall be entitled to their respective beneficial rights of ownership of the Rick’s Common Stock, including the right to vote the Rick’s Common Stock for any and all purposes.

6.
The resale restrictions on the Rick’s Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

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7.
If either Rick’s or the Holder fails to fully adhere to the terms and conditions of this Agreement, it shall be liable to the other party for any damages suffered by the other party by reason of any such breach of the terms and conditions hereof.  Rick’s and the Holder agree that in the event of a breach of any of the terms and conditions of this Agreement by Rick’s or the Holder, that in addition to all other remedies that may be available in law or in equity to Rick’s or the Holder, as the case may be, a preliminary and permanent injunction and an order of a court requiring Rick’s or the Holder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring Rick’s or the Holder to perform their obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that Rick’s or the Holder may suffer as a result of any breach or continuation thereof. In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

8.
This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

9.	This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws.

10.
This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(SIGNATURES ON FOLLOWING PAGE)

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Date: March 31, 2008		RICK’S CABARET INTERNATIONAL, INC.

	By:	/s/ Eric Langan
Eric Langan, President

HOLDER

/s/ Vincent Piazza
VINCENT PIAZZA

Number of Rick’s Common Stock Subject to this Agreement:

195,000 shares of Rick’s Common Stock

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